UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

Red Cat Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-31587	86-0490034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1607 Ponce de Leon Ave, Suite 407 San Juan, PR	00909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2019, Red Cat Holdings, Inc., a Nevada corporation (the “Company”), entered into an Agreement of Merger (the “Merger Agreement”) with Rotor Riot Acquisition Corp., a newly-formed, wholly-owned Ohio subsidiary of the Company (“Acquisition Sub”), Rotor Riot, LLC, an Ohio limited liability company (“Rotor Riot”), and the selling holder signatories thereto (the “Members”). Pursuant to the terms of the Merger Agreement, the issued and outstanding membership interests of Rotor Riot held by the three Members, which represents 100% of Rotor Riot’s issued and outstanding membership interests, will be converted into shares of common stock of the Company. Upon the consummation of the merger contemplated by the Merger Agreement (the “Merger”), the Acquisition Sub will merge with and into Rotor Riot, a provider of high-performance FPV (first-person view) drone technology, with Rotor Riot continuing as the surviving entity and a wholly-owned subsidiary of the Company.

At the closing of the Merger, each Member will receive its pro rata portion of the total number of shares of the Company’s common stock issued based on (A)(i) $3,700,000 minus, (ii) the aggregate amount of debt and other payables of the Company, which is expected not to exceed $700,000, divided by (B) the VWAP of the Company’s common stock for the twenty trading days prior to the closing date.

In addition, the Company will agree to pay all obligations of Rotor Riot, expected to be approximately $700,000. This will include the issuance to the principal Member of Rotor Riot of a promissory note in the principal amount of $175,000, with $3,500 to be paid monthly, and the principal and any accrued and unpaid interest being due on the earlier of (A) six months from the date of issuance and (B) the closing of an equity offering by the Company of no less than $3,000,000. Interest shall accrue on the promissory note at the rate of 4.75% per annum.

The consummation of the Merger is subject to the satisfaction by the parties of all of the closing conditions set forth in the Merger Agreement. The Merger Agreement contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to indemnification provisions; provided, however, that the maximum amount that the Company is entitled to recover from Rotor Riot and the Members is 7.5% of the purchase price.

The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

As of the date of the Merger Agreement, there were no material relationships between the Company or any of its affiliates and Rotor Riot, other than in respect of the Merger Agreement.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed as an exhibit to the Form 8-K the Company plans to file to report the closing of the Merger.

Item 7.01	Regulation FD Disclosure.

On January 3, 2020, the Company issued a press release announcing the entry into the Merger Agreement and proposed acquisition of Rotor Riot. The text of the release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2020

RED CAT HOLDINGS, INC.

By:	/s/ Jeffrey Thompson
Jeffrey Thompson President and Chief Executive Officer